Exhibit 16.1

August 22, 2006

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	Evolve One, Inc.
	File Ref. No.	000-26415

We have read the statements of Evolve One, Inc. pertaining to out firm included under Item 4.01 of Form 8-k dated August 21, 2006 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.

Certified Public Accountants